EXHIBIT I

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A Common Stock, par value $0.0001 per share, of The Beachbody Company Inc., a Delaware corporation, is being filed and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: July 6, 2021

RPIII RAINSANITY LP

By:	/s/ Alfred J. Chianese
Name: Alfred J. Chianese
Title: Vice President

RPIII RAINSANITY CO-INVEST 1 LLC

By:	/s/ Alfred J. Chianese
Name: Alfred J. Chianese
Title: Vice President

RPIII RAINSANITY CO-INVEST 2 LLC

By:	/s/ Alfred J. Chianese
Name: Alfred J. Chianese
Title: Vice President

RPIII RAINSANITY CO-INVEST 3 LLC

By:	/s/ Alfred J. Chianese
Name: Alfred J. Chianese
Title: Vice President

[Signature Page to Joint Filing Statement]

RPIII CORP SPV MANAGEMENT LLC

By:	/s/ Alfred J. Chianese
Name: Alfred J. Chianese
Title: Vice President

RPIII CORP AGGREGATOR LP

By:	/s/ Alfred J. Chianese
Name: Alfred J. Chianese
Title: Vice President

RAINE CAPITAL LLC

By:	/s/ Alfred J. Chianese
Name: Alfred J. Chianese
Title: Vice President

RAINE ASSOCIATES III CORP (AIV 2) GP LP

By:	/s/ Alfred J. Chianese
Name: Alfred J. Chianese
Title: Vice President

RAINE MANAGEMENT LLC

By:	/s/ Alfred J. Chianese
Name: Alfred J. Chianese
Title: Vice President

THE RAINE GROUP LLC

By:	/s/ Alfred J. Chianese
Name: Alfred J. Chianese
Title: Vice President

[Signature Page to Joint Filing Statement]